Exhibit 99.1

Zevia Announces First Quarter 2023 Results

Net Sales ahead of expectations for Q1 and on-track for full-year

Q1 Gross Margin of 46.4%, up 4.7% year-over-year and 2.1% sequentially

LOS ANGELES – May 9, 2023 (BUSINESS WIRE) – Zevia PBC (“Zevia” or the “Company”) (NYSE: ZVIA), the company disrupting the liquid refreshment beverage industry with great tasting, zero sugar beverages made with simple, plant-based ingredients, today reported results for the first quarter ended March 31, 2023.

First Quarter 2023 Highlights

•
Net sales increased 13.8% year-over-year to $43.3 million
•
Unit volume decreased 2.7% year-over-year to 3.3 million equivalized cases
•
Gross profit margin of 46.4%, the strongest gross margin percentage of any quarterly period to date as a public company
•
Net loss was $2.9 million, including $2.4 million of non-cash equity-based compensation expense, the strongest quarter to date as a public company
•
Adjusted EBITDA loss was $0.5 million(1), the strongest quarter to date as a public company
•
Loss per share was $0.04 per diluted share to Zevia’s Class A common stockholders

“Margin and profitability improvements were defining achievements in the first quarter, including a 470 basis point increase in gross margin compared to the same quarter last year, the strongest quarter since Zevia became a public company,” said Amy Taylor, President and Chief Executive Officer. “Our team’s sharp focus on cost management and execution were key factors impacting our progress on our path to profitability. First quarter results were aided by pricing actions last year which also helped propel net sales ahead of our expectations.”

“Our first quarter results give us continued confidence in our full-year outlook, as we enter the key spring and summer beverage season from a position of strength,” Taylor continued. “Customer reaction to our brand refresh has been overwhelmingly positive and we expect the same from consumers as we begin to ramp up marketing in support of the roll-out. We remain focused on expanding our consumer base, driving trial and accelerating velocity as more consumers are buying Zevia than ever. To support this continued expansion, we plan to invest in marketing and our supply chain optimization initiatives through the remainder of 2023.”

First Quarter 2023 Results

Net sales increased 13.8% to $43.3 million in the first quarter of 2023 compared to $38.0 million in the first quarter of 2022. Growth in net sales was primarily driven by higher price realizations partially offset by volume and mix factors.

Gross profit improved to $20.1 million for the first quarter of 2023, a 26.6% increase compared to $15.9 million in the first quarter of 2022, reflecting net sales growth partially offset by higher manufacturing costs as a result of inflationary pressures. Gross profit margin of 46.4% was up 4.7% compared to the first quarter of 2022 and up 2.1% on a sequential basis compared to the fourth quarter of 2022. The year-over-year improvement in gross profit margin was primarily due to growth in net sales driven by pricing partially offset by slightly higher manufacturing costs as a result of inflationary pressures.

(1) Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate this measure and a reconciliation thereof to the most directly comparable GAAP measure.

Selling and marketing expenses were $11.9 million, or 27.5%, of net sales in the first quarter of 2023 compared to $14.1 million, or 36.9%, of net sales in the first quarter of 2022. The decrease was primarily due to a $1.3 million reduction in freight and warehousing costs and a $0.9 million decline in non-working marketing costs.

General and administrative expenses were $8.6 million, or 20.0%, of net sales in the first quarter of 2023 compared to $10.1 million, or 26.6%, of net sales in the first quarter of 2022. The decrease was primarily due to a $1.2 million decrease in public company costs due to expense optimization initiatives, and decreased headcount and personnel costs.

Equity-based compensation, a non-cash expense, was $2.4 million in the first quarter of 2023, compared to $8.9 million in the first quarter of 2022. The decrease was primarily due to restricted stock units and restricted phantom stock awards that vested over six months following the Company's initial public offering in the prior year period.

Net loss for the first quarter of 2023 was $2.9 million, compared to net loss of $17.5 million in the first quarter of 2022.

Loss per share for the first quarter of 2023 was $0.04 per diluted share to Zevia’s Class A common stockholders, compared to loss per share of $0.28 in the first quarter of 2022.

Adjusted EBITDA loss was $0.5 million in the first quarter of 2023, compared to an Adjusted EBITDA loss of $8.3 million in the first quarter of 2022. Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate this measure and a reconciliation thereof to the most directly comparable GAAP measure.

Balance Sheet and Cash Flows

As of March 31, 2023, the Company had $56.0 million in cash and cash equivalents and no outstanding debt, as well as an unused credit line of $20 million compared to $47.4 million in cash and cash equivalents, no outstanding debt, and an unused line of credit of $20 million as of December 31, 2022. As of March 31, 2023, the Company had working capital of $73.3 million. The Company spent $0.9 million on capital expenditures during the first quarter of 2023 to support its growth initiatives compared to capital expenditures of $0.6 million during the first quarter of 2022.

2023 Guidance

The Company is maintaining its guidance for the full year of 2023 and continues to expect net sales to be in the range of $180 million to $190 million, an increase of 10% to 16% compared to 2022. For the second quarter of 2023, net sales are expected to be in the range of $48 million to $51 million, an increase of 5% to 12% compared to the second quarter of 2022.

Webcast

The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss this earnings release. Investors and other interested parties may listen to the webcast of the conference call by logging on via the Investor Relations section of Zevia’s website at https://investors.zevia.com/ or directly here. A replay of the webcast will be available for approximately thirty (30) days following the call.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “on track,” “guidance,” “outlook,” “believe,” “anticipate,” “expect,” “consider,” “contemplate,” “continue,” “would,” “could,’” “may,” “potential,” “estimate,” “intend,” “project,” “plan,” “seek,” “pursue,” “will,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, statements regarding 2023 Guidance and anticipated growth, strategic direction, branding, operating environment, distribution, velocity, pricing and costs. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the ability to develop and maintain our brand, our ability to successfully execute on our rebranding strategy and cost reduction initiatives, change in consumer preferences, pricing factors, the impact of inflation on our sales growth and cost structure such as increased commodity, packaging, transportation and freight, warehouse, labor and other input costs and other economic, competitive and governmental factors outside of our control, such as pandemics or epidemics, including the impact of the effects of the COVID-19 pandemic, and adverse global macroeconomic conditions, including rising interest rates, instability in financial institutions and a recessionary environment, and geopolitical events or conflicts, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the U.S. Securities and Exchange Commission for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

About Zevia

Zevia PBC, a Delaware public benefit corporation designated as a “Certified B Corporation,” is focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia® beverages are made with a handful of simple, plant-based ingredients, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher, vegan and zero sodium. Zevia is distributed in more than 32,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the food, drug, warehouse club, mass, natural and ecommerce channels.

(ZEVIA-F)

Contacts

Media

Annie Thompson

Edelman Smithfield

713-299-4115

Annie.Thompson@edelmansmithfield.com

Investors

Reed Anderson

ICR

646-277-1260

Reed.Anderson@icrinc.com

ZEVIA PBC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Net sales	$43,300	$38,034
Cost of goods sold	23,195	22,155	(1)
Gross profit	20,105	15,879	(1)
Operating expenses:
Selling and marketing	11,912	14,053	(1)
General and administrative	8,645	10,129
Equity-based compensation	2,380	8,901
Depreciation and amortization	419	351
Total operating expenses	23,356	33,434
Loss from operations	(3,251)	(17,555)
Other income, net	340	82
Loss before income taxes	(2,911)	(17,473)
Provision for income taxes	1	12
Net loss and comprehensive loss	(2,912)	(17,485)
Loss attributable to noncontrolling interest	821	6,587
Net loss attributable to Zevia PBC	$(2,091)	$(10,898)

Net loss per share attributable to common stockholders
Basic	$(0.03)	$(0.28)
Diluted	$(0.04)	$(0.28)

Weighted average common shares outstanding
Basic	49,372,874	38,371,713
Diluted	72,250,338	38,371,713

(1) Included in the accompanying results for the three months ended March 31, 2022, are $1.3 million of expenses previously recorded as cost of goods sold that the Company has reclassified to selling and marketing expenses to conform to the current presentation.

ZEVIA PBC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$55,957	$47,399
Accounts receivable, net	14,316	11,077
Inventories	28,950	27,576
Assets held-for-sale	2,157	—
Prepaid expenses and other current assets	2,061	2,607
Total current assets	103,441	88,659
Property and equipment, net	2,655	4,641
Right-of-use assets under operating leases, net	2,384	708
Intangible assets, net	4,222	4,385
Other non-current assets	520	539
Total assets	$113,222	$98,932
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	22,177	$8,023
Accrued expenses and other current liabilities	7,383	8,408
Current portion of operating lease liabilities	577	715
Total current liabilities	30,137	17,146
Operating lease liabilities, net of current portion	1,808	—
Total liabilities	31,945	17,146

Stockholders’ equity
Class A common stock	50	48
Class B common stock	21	22
Additional paid-in capital	191,402	189,724
Accumulated deficit	(81,934)	(79,843)
Total Zevia PBC stockholder’s equity	109,539	109,951
Noncontrolling interests	(28,262)	(28,165)
Total equity	81,277	81,786
Total liabilities and equity	$113,222	$98,932

ZEVIA PBC

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2023	2022
Operating activities:
Net loss	$(2,912)	$(17,485)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash lease expense	142	149
Depreciation and amortization	419	351
Amortization of debt issuance cost	19	—
Equity-based compensation	2,380	8,901
Changes in operating assets and liabilities:
Accounts receivable, net	(3,239)	(4,376)
Inventories	(1,374)	(920)
Prepaid expenses and other assets	546	957
Accounts payable	14,589	1,645
Accrued expenses and other current liabilities	(1,025)	(456)
Operating lease liabilities	(148)	(166)
Net cash provided by (used in) operating activities	9,397	(11,400)
Investing activities:
Purchases of property, equipment and software	(862)	(565)
Net cash used in investing activities	(862)	(565)
Financing activities:
Payment of debt issuance costs	—	(213)
Minimum tax withholding paid on behalf of employees for net share settlement	—	(2,130)
Proceeds from exercise of stock options	23	16
Net cash provided by (used in) financing activities	23	(2,327)
Net change from operating, investing, and financing activities	8,558	(14,292)
Cash and cash equivalents at beginning of period	47,399	43,110
Cash and cash equivalents at end of period	$55,957	$28,818

Use of Non-GAAP Financial Information

We use Adjusted EBITDA, a financial measure that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s management believes that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: (1) other income (expense), net, which includes interest (income) expense, foreign currency (gains) losses, and (gains) losses on disposal of fixed assets, (2) provision (benefit) for income taxes, (3) depreciation and amortization, and (4) equity-based compensation. Adjusted EBITDA may in the future also be adjusted for amounts impacting net income related to the Tax Receivable Agreement liability and other infrequent and unusual transactions.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of equity-based compensation expense, including the potential dilutive impact thereof, and (4) it does not reflect other non-operating expenses, including interest (income) expense, foreign currency (gains) losses and (gains) losses on disposal of fixed assets. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net loss or income and other results stated in accordance with GAAP.

The following table presents a reconciliation of net loss, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
	2023	2022
Net loss and comprehensive loss	$(2,912)	$(17,485)
Other income, net*	(340)	(82)
Provision for income taxes	1	12
Depreciation and amortization	419	351
Equity-based compensation	2,380	8,901
Adjusted EBITDA	$(452)	$(8,303)

* Includes interest (income) expense, foreign currency (gains) losses, and (gains) losses on disposal of fixed assets.